UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024 (May 20, 2024)

Point of Care Nano-Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56356	27-2830681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 AmberSweet Way, Davenport, FL, 33897
(Address of principal executive offices)

(732) 723-7395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2024, Point of Care Nano-Technology, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Point of Care Nano-Technology, LLC (“Point”) pursuant to which it agreed to acquire (the “Acquisition”) substantially all of the assets of Point (the “Assets”), consisting primarily of proprietary information and know-how for the developing and commercialization of kits to diagnose illnesses through the testing of human saliva, referred to as the “EZ Saliva” test kits, and cash in the amount of $101,400.

In exchange for the Assets, the Company is issuing to Point and/or its designees 66,000,000 restricted shares of the Company’s common stock (the “Consideration Shares”).

Upon the closing of the Acquisition, which effected a change of control of the Company, Dr. Raouf Guirguis, the controlling member of Point, became a director of the Company and Chief Scientific Officer. Dr. Guirguis also acquired, directly and indirectly, 34,596,800 of the Consideration Shares, or approximately 48.4% of the shares of the Company’s common stock outstanding after completion of the Acquisition. Mr. Nathan Keele, an associate of Dr. Guirguis and responsible for marketing efforts at Point, also was appointed to the board of directors of the Company. Mr. Keele will continue his marketing efforts at the Company. Mr. Keele acquired 18,903,200 of the Consideration Shares, or approximately 26.5% of the shares of the Company’s common stock outstanding after completion of the Acquisition.

Nicholas DeVito, the controlling stockholder of the Company prior to the Acquisition through the 1,000 shares of super-majority class A preferred stock (the “Preferred Stock”) of the Company that he held and through which he exercised eighty percent (80%) voting control over the Company, surrendered to the Company for cancellation the Preferred Stock and received, in exchange, 5,000,000 shares of the Company’s common stock. Mr. DeVito will retain his positions as Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company as well as his status as a member of the Company’s board of directors.

The shares of Company common stock being issued in connection with the Acquisition (as described above) were issued in accordance with a private placement exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and are considered “restricted securities.”

In connection with the Acquisition, the Company entered into a license agreement (the “License Agreement”) with Zeus Diagnostics, LLC (“Zeus”), a Delaware limited liability company controlled by Dr. Guirguis, pursuant to which the Company acquired an exclusive, in perpetuity, license, with a right to sublicense, in the Territory (Canada, the United States and Mexico) to the “Zeus Know-How” which consists of all information related to the manufacture and commercialization of saliva tests derived from patents owned by Zeus. The Company paid Zeus a one-time, non-refundable up-front cash fee of $35,000 (which is creditable against other payments due) and will pay Zeus a royalty on “Net Sales” (as defined in the License Agreement) of Seven and One-Half Percent (7.5%) during each calendar quarter.

Following the closing of the Acquisition, the Company’s business will focus on the EZ Saliva product commercialization activity previously carried on by Point.

The description of the agreement discussed above does not purport to be complete and the reader should refer to the full text of the agreements attached hereto as exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2024, the Company closed the Acquisition discussed in Item 1.01 above, which discussion is incorporated into this Item 2.01 by reference.

Item 5.01 Changes in Control of Registrant.

See the discussion of the change of control of the Company in Item 1.1 above, which discussion is incorporated into this Item 5.01 by reference.

Set forth below is a brief description of the business experience during the past five years, and education, of each of the Company’s two new directors who took office on May 20, 2024 upon the closing of the Acquisition:

Dr. Raouf Guirguis has been the Chairman and Chief Executive Officer of Lamina Equities Corporation since 2001. He currently serves as Director and Chief Science officer at Point of Care Nano Technology, Inc and managing member of Point and BioPharmatech, LLC, companies he controls. From 2005 to 2010, he was the President of Diplomatic Language Services, LLC. Since 2011, Dr. Guirguis has been the President of Converting Biophile Laboratories, LLC. His involvement with the companies ranged from the conception of the business plan to technology packaging, mergers and acquisitions, and business development.  Dr. Guirguis served as Pathology Fellow, National Cancer Institute, NIH (1984-1989) and was a Georgetown University Scholar (1985-1988). He holds an M.D. as well as an M.S., Studies in General Medical Practice, from the University of Alexandria, Egypt. He also holds an M.S. in Biomedical Engineering and a Ph.D. in Physiology and Biophysics from Georgetown University.

From February 2015 to April 2021, Dr. Guirguis had been the Chief Executive Officer and majority stockholder of the Company during which period the “Zeus Know-How” was owned by the Company. Following Dr. Guirguis’ departure in 2021, the Zeus Know-How was spun out to a new company wholly owned by Dr. Guirguis.

Mr. Nathan Keele has been the founder and CEO of Keele Medical since 2020.  He has served as Regional Leader at US Health Advisors from 2018 to 2020, where he honed his skills in team building and leadership. His entrepreneurial journey continued as he co-founded a fully accredited clinical diagnostic laboratory, Vanguard Laboratories in 2021, serving as CEO there until 2023. Mr. Keele received his associates degree in Psychology from Utah Valley University, 2017.

Item 8.01 Other Events.

On June 10, 2024, the Company issued a news release announcing the Acquisition. A copy of the news release is furnished with this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of the business acquired as a result of the Company’s purchase of the Assets will be filed by amendment to this Current Report as soon as they become available.

(b)	Pro forma financial information relating to the business acquired as a result of the Company’s purchase of the Assets will be filed by amendment to this current report as soon as it becomes available.

(d)        Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement dated May 20, 2024 by and between Point of Care Nano-Technology, Inc. and Point of Care Nano-Technology, LLC

10.2	License Agreement dated May 20, 2024 between Point of Care Nano-Technology, Inc. and Zeus Diagnostics, LLC

99.1	Press Release dated June 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT OF CARE NANO-TECHNOLOGY, INC.

Date: June 10, 2024	/s/ Nicholas DeVito
Name: Nicholas DeVito
Title: Chief Executive Officer